SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2006

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 17, 2006, ARAMARK Services, Inc. (“Services”), a wholly-owned subsidiary of ARAMARK Corporation (the “Company”), borrowed approximately $300 million under its $900 million revolving credit agreement dated as of March 31, 2004 and amended on November 18, 2005 (the “Credit Agreement”). The material terms of the Credit Agreement are described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. The original Credit Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended April 2, 2004 and the amendment was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 25, 2005. The proceeds from this borrowing were used to repay Services’ 7.00% Notes due July 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: July 20, 2006	By:	/s/ John M. Lafferty
	Name:	John M. Lafferty
	Title:	Senior Vice President, Controller
and Chief Accounting Officer